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                                                   EXHIBIT 10.1





                __________________________________
                         UNI-MARTS, INC.
                  EMPLOYEE STOCK PURCHASE PLAN
                __________________________________


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                        TABLE OF CONTENTS

                                                             Page

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Introduction. . . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 1.01  Statement of Purpose . . . . . . . . . . . . . .1
     Sec. 1.02  Internal Revenue Code Considerations . . . . . .1
     Sec. 1.03  ERISA Considerations . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Definitions . . . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.01  Board of Directors . . . . . . . . . . . . . . .1
     Sec. 2.02  Code . . . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.03  Committee. . . . . . . . . . . . . . . . . . . .1
     Sec. 2.04  Company. . . . . . . . . . . . . . . . . . . . .1
     Sec. 2.05  Effective Date . . . . . . . . . . . . . . . . .1
     Sec. 2.06  Election Date. . . . . . . . . . . . . . . . . .1
     Sec. 2.07  Eligible Employee. . . . . . . . . . . . . . . .1
     Sec. 2.08  Exchange Act . . . . . . . . . . . . . . . . . .2
     Sec. 2.09  Market Value . . . . . . . . . . . . . . . . . .2
     Sec. 2.10  Participant. . . . . . . . . . . . . . . . . . .2
     Sec. 2.11  Plan . . . . . . . . . . . . . . . . . . . . . .2
     Sec. 2.12  Plan Year. . . . . . . . . . . . . . . . . . . .2
     Sec. 2.13  Purchase Agreement . . . . . . . . . . . . . . .2
     Sec. 2.14  Purchase Date. . . . . . . . . . . . . . . . . .2
     Sec. 2.15  Purchase Period. . . . . . . . . . . . . . . . .2
     Sec. 2.16  Purchase Price . . . . . . . . . . . . . . . . .2
     Sec. 2.17  Stock. . . . . . . . . . . . . . . . . . . . . .2


ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Admission to Participation. . . . . . . . . . . . . . . . .3
     Sec. 3.01  Initial Participation. . . . . . . . . . . . . .3
     Sec. 3.02  Discontinuance of Participation. . . . . . . . .3
     Sec. 3.03  Readmission to Participation . . . . . . . . . .3

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Stock Purchase and Distributions or Withdrawals . . . . . .3
     Sec. 4.01  Reservation of Shares. . . . . . . . . . . . . .3
     Sec. 4.02  Limitations on Shares Available. . . . . . . . .3
     Sec. 4.03  Purchase Price of Shares . . . . . . . . . . . .4
     Sec. 4.04  Exercise of Purchase Privilege . . . . . . . . .4
     Sec. 4.05  Payroll Deductions and Deposits. . . . . . . . .5
     Sec. 4.06  Payment for Stock. . . . . . . . . . . . . . . .5
     Sec. 4.07  Share Ownership; Issuance of Certificates. . . .5
     Sec. 4.08  Withdrawal or Distribution of Shares . . . . . .6






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ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Special Adjustments . . . . . . . . . . . . . . . . . . . .7
     Sec. 5.01  Shares Unavailable . . . . . . . . . . . . . . .7
     Sec. 5.02  Anti-Dilution Provisions . . . . . . . . . . . .7
     Sec. 5.03  Effect of Certain Transactions . . . . . . . . .7

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . .8
     Sec. 6.01  Non-Alienation . . . . . . . . . . . . . . . . .8
     Sec. 6.02  Administrative Costs . . . . . . . . . . . . . .8
     Sec. 6.03  The Committee. . . . . . . . . . . . . . . . . .8
     Sec. 6.04  Amendment of the Plan. . . . . . . . . . . . . .8
     Sec. 6.05  Expiration and Termination of the Plan . . . . .8
     Sec. 6.06  Repurchase of Stock. . . . . . . . . . . . . . .9
     Sec. 6.07  Notice . . . . . . . . . . . . . . . . . . . . .9
     Sec. 6.08  Government Regulation. . . . . . . . . . . . . .9
     Sec. 6.09  Headings, Captions, Gender . . . . . . . . . . .9
     Sec. 6.10  Severability of Provisions, Prevailing Law . . .9



































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                            ARTICLE I
                           INTRODUCTION

          Sec. 1.01 STATEMENT OF PURPOSE. The purpose of the Uni-Marts, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of both the employees and the Company. The Plan will be effective January 1, 1999, contingent upon approval by the shareholders of the Company within 12 months after the date on which the Plan is adopted.

          Sec. 1.02 INTERNAL REVENUE CODE CONSIDERATIONS. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

          Sec. 1.03 ERISA CONSIDERATIONS. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                            ARTICLE II
                           DEFINITIONS

          Sec. 2.01 "Board of Directors" means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

          Sec. 2.02 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

          Sec. 2.03 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section
6.03.

          Sec. 2.04 "Company" means Uni-Marts, Inc., a Delaware corporation.

          Sec. 2.05 "Effective Date" shall mean a January 1, 1999.

          Sec. 2.06 "Election Date" means each October 1, January 1, April 1, and July 1 or such other dates as the Committee shall specify.

          Sec. 2.07 "Eligible Employee" means each employee of the Company (i) who is classified by the Company as a full or part-time employee (and not as an independent contractor), (ii) whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per year, (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, and (iv) who has completed at least one year of service with the Company.

          Sec. 2.08 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

          Sec. 2.09 "Market Value" means the last price for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the last reported price for the Stock on the day next preceding the date of reference for which such price was reported.

          Sec. 2.10 "Participant" means each Eligible Employee who elects to participate in the Plan.

          Sec. 2.11 "Plan" means the Uni-Marts, Inc. Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

          Sec. 2.12 "Plan Year" means each fiscal year of the Company during which the Plan is in effect.

          Sec. 2.13 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

          Sec. 2.14 "Purchase Date" means the last day of each Purchase Period.

          Sec. 2.15 "Purchase Period" means each quarterly period or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations (or a lump sum deposit if permitted under Section 4.05(b)).

          Sec. 2.16 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in
Section 4.03.

          Sec. 2.17  "Stock" means the common stock of the Company.







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
                           ARTICLE III
                    ADMISSION TO PARTICIPATION

          Sec. 3.01 INITIAL PARTICIPATION. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase
Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

          Sec. 3.02 DISCONTINUANCE OF PARTICIPATION. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant and the Participant may obtain payment of any funds held in his or her account under the Plan.

          Sec. 3.03 READMISSION TO PARTICIPATION. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.


                            ARTICLE IV
          STOCK PURCHASE AND DISTRIBUTION OR WITHDRAWALS

          Sec. 4.01 RESERVATION OF SHARES. There shall be 500,000 shares of Stock authorized for issuance or transfer under the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

          Sec. 4.02  LIMITATIONS ON SHARES AVAILABLE.

          (a) The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available under the Plan, as stated in Sections 4.01 and 5.01.
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          (b)  The maximum number of shares of Stock that a
Participant may purchase during a Purchase Period is 6,000; however, the Committee may select a different limitation prior to the first day of any such Purchase Period.

          (c) Notwithstanding all of the foregoing, as a further limitation, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent (5%). Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

          Sec. 4.03 PURCHASE PRICE OF SHARES. The Purchase Price per share of the Stock sold to Participants pursuant to any offering under the Plan shall be 90% of the average Market Value of such share for all of the trading days during the Purchase Period but in no event less than the lower of (i) 90% of the Market Value of such share on the first day of the Purchase Period or (ii) 90% of the Market Value of such share on the Purchase Date. Notwithstanding the foregoing, the Board of Directors may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than 85% of such Market Value.

          Sec. 4.04  EXERCISE OF PURCHASE PRIVILEGE.

               (a) On the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 4.03 as of the Purchase Date. The option shall continue in effect through the Purchase Date for the Purchase Period and may be exercised only on the Purchase Date. Subject to the provisions of Section 4.02 above and of paragraph (c) of this Section 4.04, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

               (b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock as can be purchased with the amounts withheld from the Participant's compensation (or deposited by the Participant as described in Section 4.05(b) during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

               (c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the beginning of each Purchase Period, during any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

          Sec. 4.05  PAYROLL DEDUCTIONS AND DEPOSITS.

               (a) Each Participant may authorize payroll deductions from his or her compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of compensation during a Purchase Period of an amount not less than $20 per paycheck ($40 for any Participant on a monthly payroll period) and not more than 25% of such Participant's compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant's filing with the Committee of a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

               (b) The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to his or her Purchase Agreement, instead of or in addition to payroll deductions pursuant to subsection (a). The total amount that a Participant may contribute to the Plan during a Purchase Period (through payroll deductions and deposits) may not exceed 25% of the Participant's compensation for the Purchase Period. The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.

          Sec. 4.06 PAYMENT FOR STOCK. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions (and any deposits made by a Participant pursuant to Section 4.05(b), if permitted by the Committee). All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.






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
          Sec. 4.07  SHARE OWNERSHIP; ISSUANCE OF CERTIFICATES.

               (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be credited to an account on the books of the Company until delivered by the Company in a manner as determined by the Committee.

               (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by
(i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant on a Purchase Date or during a Plan Year or other period determined by the Committee, (ii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during a Plan Year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during the Plan Year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock; provided, however, that no certificate shall be issued under any circumstances for fewer than 100 shares unless the Participant has terminated employment with the Company. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant's name as tenant in common with the Participant's spouse, with or without right of survivorship.

               (c) In addition to any restrictions or limitations on the withdrawal or distribution of Stock purchased under the Plan as set forth in Section 4.08 or otherwise hereunder, the Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the withdrawal or distribution of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.





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
               (d) Any dividends payable with respect to shares of Stock credited to a shareholder account of a Participant established pursuant to Section 4.07(a) shall be paid directly to the Participant at such time as is administratively practicable as determined by the Committee.

          Sec. 4.08  WITHDRAWAL OR DISTRIBUTION OF SHARES.

               (a) A Participant may request a withdrawal of shares of Stock purchased for the Participant under the Plan at any time by making a request in such form and at such time as the Committee shall prescribe but in no event prior to 12 months after the Purchase Date of such shares.

               (b) If a Participant terminates his or her employment with the Company or otherwise ceases to be an Eligible Employee, subject to the limitation of paragraph (a), the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established.

               (c) If a Participant is to receive a withdrawal or distribution of shares of Stock, the withdrawal or distribution shall be made in whole shares of Stock.


                            ARTICLE V
                       SPECIAL ADJUSTMENTS

          Sec. 5.01 SHARES UNAVAILABLE. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, the following events shall occur:

               (a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

               (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted.

          Sec. 5.02 ANTI-DILUTION PROVISIONS. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.01, and the calculation of the Purchase Price per share may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

          Sec. 5.03 EFFECT OF CERTAIN TRANSACTIONS. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, unless the Board determines otherwise, liquidation, merger or consolidation, and the balance of any amounts withheld from a Participant's compensation (or deposited pursuant to Section 4.05(b) which had not by such time been applied to the purchase of Stock shall be returned to the Participant.


                            ARTICLE VI
                          MISCELLANEOUS

          Sec. 6.01 NON-ALIENATION. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Stock and such residual amounts as may remain to the Participant's credit from amounts withheld from the Participant's compensation (or deposited pursuant to Section 4.05(b) before the Participant's death) as of the Purchase Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant's compensation.

          Sec. 6.02 ADMINISTRATIVE COSTS. The Company shall pay the administrative expenses associated with the operation of the Plan.

          Sec. 6.03 THE COMMITTEE. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions and determinations of fact with respect to the Plan shall be final and conclusive.

          Sec. 6.04 AMENDMENT OF THE PLAN. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the shareholders under Section 423 of the Code shall be submitted to the shareholders of the Company for approval.

          Sec. 6.05 EXPIRATION AND TERMINATION OF THE PLAN. The Plan shall continue in effect for ten (10) years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

          Sec. 6.06 REPURCHASE OF STOCK. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

          Sec. 6.07 NOTICE. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Committee at 477 East Beaver Avenue, State College, PA 16801-5690. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

          Sec. 6.08 GOVERNMENT REGULATION. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance or delivery of such Stock.

          Sec. 6.09 HEADINGS, CAPTIONS, GENDER. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

          Sec. 6.10 SEVERABILITY OF PROVISIONS, PREVAILING LAW. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.





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